UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3000 Schwab Way, Westlake, TX 76262

(Address of principal executive offices, including zip code)

(817) 859-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 24, 2021, The Charles Schwab Corporation (“CSC”) completed (i) its previously announced offers to exchange (the “Exchange Offers”) the 3.750% Senior Notes due 2024, 3.625% Senior Notes due 2025, 3.300% Senior Notes due 2027 and 2.750% Senior Notes due 2029 (collectively, the “TDA Notes”) issued by TD Ameritrade Holding Corporation (“TDA Holding”) for 3.750% Senior Notes due 2024, 3.625% Senior Notes due 2025, 3.300% Senior Notes due 2027 and 2.750% Senior Notes due 2029 to be issued by CSC (collectively, the “CSC Notes”) and cash and (ii) the related solicitation of consents (the “Consent Solicitation”) from the holders of the TDA Notes for the adoption of certain proposed amendments, such as the elimination of certain restrictive covenants (the “Proposed Amendments”) in the indenture and supplemental indentures governing the TDA Notes (the “TDA Indentures”).

The Exchange Offers commenced on August 24, 2021 and expired at 8:00 a.m., New York City time, on September 22, 2021 (the “Expiration Date”). As of the Expiration Date, the principal amounts of TDA Notes set forth in the table below had been validly tendered and accepted for exchange by CSC and subsequently cancelled:

Title of Series of TDA Notes	Aggregate Principal Amount Tendered and Cancelled	Percentage Tendered and Cancelled
3.750% Senior Notes due 2024	$349,889,000	87.47%
3.625% Senior Notes due 2025	$418,224,000	83.64%
3.300% Senior Notes due 2027	$744,029,000	93.00%
2.750% Senior Notes due 2029	$475,202,000	95.04%

Following such cancellation, $212,656,000 aggregate principal amount at maturity of TDA Notes remain outstanding.

As of the Expiration Date, all conditions to the Exchange Offers were satisfied. In connection with the settlement of the Exchange Offers, CSC issued $349,889,000 of 3.750% Senior Notes due 2024, $418,224,000 of 3.625% Senior Notes due 2025, $744,029,000 of 3.300% Senior Notes due 2027 and $475,202,000 of 2.750% Senior Notes due 2029 and distributed the total exchange compensation to eligible holders of TDA Notes who validly tendered and did not validly withdraw such notes at or prior to the Expiration Date. The CSC Notes were issued under a Senior Indenture dated as of June 5, 2009 (the “Senior Indenture”), as supplemented by a Nineteenth Supplemental Indenture dated as of September 24, 2021 (the “Nineteenth Supplemental Indenture,” and the Senior Indenture as amended, modified and supplemented thereby, the “Indenture”), each between CSC and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee.

With respect to the TDA Notes, at 5:00 p.m., New York City time, on September 7, 2021, CSC had obtained the requisite consents applicable to each series of TDA Notes needed to adopt the Proposed Amendments to the TDA Indentures. Accordingly, TDA Holding entered into an Eighth Supplemental Indenture, dated as of September 17, 2021 (“Eighth Supplemental Indenture”), by and between TDA Holding and U.S. Bank National Association, as trustee, which amends and supplements the TDA Indentures and adopts the Proposed Amendments. The foregoing summary of the Eighth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Eighth Supplemental Indenture, a copy of which is filed as Exhibit 4.73 hereto and is incorporated herein by reference.

The Exchange Offers and Consent Solicitations were made pursuant to the terms and conditions set forth in CSC’s registration statement on Form S-4, filed with the Securities and Exchange Commission (“SEC”) on August 24, 2021, as amended by Amendment No. 1 to the Form S-4, filed by CSC with the SEC on September 10, 2021 (the “Registration Statement”), and the final prospectus, filed by CSC with the SEC on September 13, 2021 (the “Prospectus”). The CSC Notes have been registered under the Securities Act of 1933 pursuant to the Registration Statement. The terms of the CSC Notes are further described in the Prospectus.

Copies of the Nineteenth Supplemental Indenture and the forms of the CSC Notes are attached as Exhibits 4.68, 4.69, 4.70, 4.71, 4.72, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.68	Nineteenth Supplemental Indenture, dated as of September 24, 2021, by and between CSC and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.69	Form of 3.750% Senior Notes due 2024 (included in Exhibit 4.68).

4.70	Form of 3.625% Senior Notes due 2025 (included in Exhibit 4.68).

4.71	Form of 3.300% Senior Notes due 2027 (included in Exhibit 4.68).

4.72	Form of 2.750% Senior Notes due 2029 (included in Exhibit 4.68).

4.73	Eighth Supplemental Indenture, dated as of September 17, 2021, by and between TDA Holding and U.S. Bank National Association, as Trustee.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: September 24, 2021	By:	/s/ Peter Crawford
Peter Crawford
Executive Vice President and Chief Financial Officer